Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan, as amended, of our report dated March 18, 2019 with respect to the consolidated financial statements of Cypress Energy Partners, L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Tulsa, Oklahoma
March 18, 2019